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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT OF MERGER (this "Merger Agreement") made and entered into as of the 26 day of January, 1998 by and between MARINE GENETICS CORPORATION, a Delaware corporation ("MARINE"), and OMEGA PROTEIN CORPORATION, a Nevada corporation ("OMEGA").

                                    RECITALS

        This Agreement is made with reference to the following facts:

        (i) The respective Boards of Directors of MARINE and OMEGA have determined that it is advisable and to the advantage of the two corporations that MARINE merge into OMEGA upon the terms and conditions provided herein in order to effect a reincorporation of MARINE into a Nevada corporation with the Articles of Incorporation and Bylaws of OMEGA being the articles of incorporation and bylaws of the surviving corporation; and

        (ii) ZAPATA CORPORATION, a Delaware corporation owns all the issued and outstanding common stock of OMEGA, being 100 shares of OMEGA's common stock, and all issued and outstanding common stock of MARINE.

        (iii) The respective Boards of Directors of MARINE and OMEGA have approved this Merger Agreement and the Boards of Directors of MARINE and OMEGA have directed that this Merger Agreement be submitted to a vote of their sole stockholders;

        In consideration of the mutual agreements and covenants set forth herein, MARINE and OMEGA hereby agree to merge as follows:

        1. MERGER. Subject to the terms and conditions of this Agreement, and in accordance with the provisions of the Nevada Revised Statutes and the Delaware General Corporation Law, at the Effective Date, MARINE will merge with and into OMEGA, the separate corporate existence of MARINE shall thereupon cease, and OMEGA will be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Nevada as wholly-owned subsidiary of ZAPATA CORPORATION.

        2. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, articles of merger (the "Articles of Merger") shall be duly prepared and executed by OMEGA and MARINE and thereafter delivered to the office of the Nevada Secretary of State for filing, as provided in Chapter 92A of the Nevada Revised Statutes, and a Certificate of Merger shall be duly prepared, executed and filed with the Secretary of State of the State of Delaware pursuant to
Section 251 of the Delaware General Corporation Law. The Merger shall become effective upon the later of the



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filing of the Articles of Merger with the Nevada Secretary of State and the filing of a Certificate of Merger with the Delaware Secretary of State (the "Effective Date").

     3. EFFECTS OF MERGER. The Merger shall have the effects as set forth in
Section 259 of the Delaware General Corporation Law and Nevada Revised Statutes ("NRS") 92A.250.

        4. DIRECTORS, OFFICERS AND GOVERNING DOCUMENTS. The directors and officers of OMEGA shall be the same on the Effective Date as they are immediately prior thereto. The Articles of Incorporation of OMEGA shall continue to be the Articles of Incorporation of OMEGA as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws. The Bylaws of OMEGA, in effect on the Effective Date shall continue to be the Bylaws of OMEGA as the surviving corporation without change or amendment until amended in accordance with the provisions thereof and applicable laws.

        5. FURTHER ASSURANCES. From time to time, as and when required by OMEGA or by its successors and assigns, there shall be executed and delivered on behalf or MARINE such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in OMEGA the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of MARINE and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of OMEGA are fully authorized in the name and on behalf of MARINE to take any and all such action and to execute and deliver any and all such deeds and other instruments.

        6. CONVERSION OF SHARES. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of OMEGA outstanding immediately prior thereto shall be cancelled and returned to the status of authorized but unissued shares, without the payment of any consideration therefor. Each issued and outstanding share of Common Stock of MARINE shall be converted into validly issued, fully paid and non-assessable OMEGA common stock at the rate of 19,676 shares of OMEGA common stock for each share of MARINE common stock. Each stock certificate of MARINE evidencing ownership of any shares of the common stock of MARINE shall continue to evidence ownership of the number of shares of OMEGA into which the shares evidenced thereby are converted by virtue hereof. All the outstanding options, if any, for the stock of MARINE shall be deemed options and warrants to acquire the same number of shares of the common stock of the Surviving Corporation.

        7. COVENANTS OF OMEGA. OMEGA covenants and agrees that it will, on or before the Effective Date qualify to do business as a foreign corporation in such other states as MARINE is legally required to so qualify.

        8. ABANDONMENT. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either OMEGA or MARINE or both, notwithstanding approval of this Merger Agreement by ZAPATA



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CORPORATION, the sole stockholder of both OMEGA and MARINE.

       9. COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

        10. SERVICE OF PROCESS. OMEGA agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation of MARINE, as well as for enforcement of any obligation of OMEGA arising from the merger and OMEGA irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any suit or other proceedings with respect to any such obligation.

        11. FURTHER ACTIONS. The Board of Directors and the proper officers of each of OMEGA and MARINE are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

     12. GOVERNING LAW. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

        IN WITNESS WHEREOF, this Merger Agreement, having been first duly approved by resolution of the Board of Directors of OMEGA and MARINE is hereby executed on behalf of each corporation by their respective officers.

                              OMEGA PROTEIN CORPORATION,
                              a Nevada Corporation

                              By:
                                   --------------------------------------
                                   Joseph L. von Rosenberg, III,
                                   Chief Executive Officer

                               By:
                                    -------------------------------------
                                    Eric T. Furey, Secretary

                                MARINE GENETICS CORPORATION,
                                a Delaware corporation

                                By:
                                    -------------------------------------
                                    Chief Executive Officer

                                By:
                                   ---------------------------------------
                                   Secretary




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